Exhibit 99.1

NEWS For Immediate Release

Editorial Contact: Erin Jones

949-754-8032

erin.jones@quest.com

Investor Contact: Scott Davidson

949-754-8659

scott.davidson@quest.com

QUEST SOFTWARE TO ACQUIRE IMCEDA SOFTWARE, INC.

Quest Extends SQL Server Database Management Product Portfolio;

Enters Database Backup/Recovery and Security Auditing Markets

IRVINE, Calif. and BURLINGTON, Mass., April 26, 2005 – Quest Software, Inc. (Nasdaq: QSFT), a leading provider of application, database and Windows management solutions, and Imceda™ Software, Inc., a privately-held leader in database administration and development products for SQL Server databases, today announced a definitive agreement for Quest to acquire Imceda. The acquisition will significantly expand Quest Software’s portfolio of products for managing SQL Server databases and marks Quest Software’s entry into the database backup/recovery and security auditing markets.

The acquisition is valued at approximately $61 million, of which 20% will be paid in shares of Quest Software Common Stock and the balance will be paid in cash. Quest currently expects that the transaction will be completed in the second quarter of 2005, subject to customary closing conditions and regulatory approvals including expiration of the applicable Hart-Scott-Rodino waiting period, and that it is estimated to be neutral to fully diluted earnings per share within the first 12 months of closing, and accretive thereafter.

“I am excited about the strengths Imceda brings to Quest in the Microsoft SQL Server market,” said Vinny Smith, chairman and CEO, Quest Software. “Imceda has a rich product line, complementary to Quest’s current SQL Server diagnostic and management solutions. Imceda will also add significant technology and development expertise in the fast growing database backup and recovery and database security auditing markets. Our combined product offering will be among the most comprehensive and robust solutions available to manage the SQL Server database lifecycle.”

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Quest Software to Acquire Imceda Software, Inc.

With more than 3,000 licensed customers, Imceda’s LiteSpeed is the market-leading rapid backup and recovery solution for SQL Server. LiteSpeed provides integrated compression and encryption in the backup process, which helps companies save thousands of dollars in storage costs and eliminate hours from traditional backup and restore times. Imceda’s award-winning product portfolio also includes: Speed Coefficient for SQL performance profiling; Speed SQL IDE, an integrated development environment for SQL Server; Speed Change Manager, a simple yet powerful database comparison tool; and SQL Turbo, a search application that increases the performance of SQL Server’s native text retrieval features.

“Imceda is pleased to be joining such a significant leader in the heterogeneous database management industry,” said Walter Scott, CEO, Imceda Software and Douglas Crystall, founder and chief technology officer, Imceda Software. “Quest and Imceda have a common vision for increasing the performance and productivity of today’s critical database platforms. The Quest/Imceda combination will quickly deliver a powerful and comprehensive set of solutions for SQL Server databases.”

Conference Call and Webcast

Quest Software will discuss details of the Imceda Software acquisition on a special conference call for financial analysts, investors and the news media today, Tuesday, April 26, 2005 at 2:00 p.m. Pacific Time. The call may be accessed by dialing (800) 562-8369 (from the U.S. or Canada) or (913) 312-1299 (outside the U.S. and Canada), using confirmation code: 2315450. Vinny Smith, chairman and CEO, Quest Software and Brinkley Morse, senior vice president, corporate development, Quest Software will host the call.

The conference call can be accessed via live Webcast through the “Investors” section of Quest Software’s Web site: www.quest.com. A Webcast replay will be available on the same Web site through April 26, 2006. An audio replay of the call will also be available through May 10, 2005 by dialing (888) 203-1112 (from the U.S. or Canada) or (719) 457-0820 (outside the U.S. and Canada), using confirmation code: 2315450.

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Quest Software to Acquire Imceda Software, Inc.

About Quest Database Management Solutions

Quest Software is a leading provider of heterogeneous database management solutions for distributed systems including Oracle, SQL Server, DB2, Sybase and MySQL Network database platforms. Working to simplify and automate database management activities, Quest’s award-winning products quickly find and fix SQL coding, space, and configuration problems for increased productivity and better database quality and performance. Quest database management products help organizations manage their entire database lifecycle from code quality and optimization to performance and availability to change and configuration management.

About Quest Software, Inc.

Quest Software, Inc. delivers innovative products that help organizations get more performance and productivity from their applications, databases and infrastructure. Through a deep expertise in IT operations and a continued focus on what works best, Quest helps more than 18,000 customers worldwide meet higher expectations for enterprise IT. Quest Software, headquartered in Irvine, Calif., can be found in offices around the globe and at www.quest.com.

About Imceda Software, Inc.

Imceda’s software solutions offer faster database performance, easy implementation and the flexibility to implement change management and control documentation as well as performance analysis to increase scalability. Founded in 1999 on the principle that great engineering makes great products, Imceda is privately held with locations in the USA, the UK and Australia. For more information visit www.imceda.com.

Quest and Quest Software are registered trademarks of Quest Software, Inc. The Quest Software logo and all other Quest Software product or service names and slogans are registered trademarks or trademarks of Quest Software, Inc. All other trademarks and registered trademarks are property of their respective owners.

Forward Looking Statements

This release may include predictions, estimates and other information that might be considered forward-looking statements, including statements relating to our proposed acquisition and integration of Imceda Software, benefits of the proposed transaction, forecasts of market growth and future revenue, and expectations that the acquisition will be neutral to accretive to our results. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ from those anticipated as a result of various factors, including difficulties encountered in integrating Imceda Software’s business, uncertainties as to the timing of the transaction, the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals, whether certain market segments grow as anticipated, the competitive environment in the software industry and competitive responses to the proposed transaction, and whether the companies can successfully develop new products and the degree to which these gain market acceptance. Other risk factors include the impact of economic conditions on our customers, variations in the size and timing of customer orders; rapid technological change; risks associated with the development and market acceptance of new products; disruptions caused by acquisitions of other companies and/or technologies; risks associated with international operations; and the need to attract and retain qualified personnel. For additional information concerning these and other related risks, please refer to our recent SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2004. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

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